Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3MEF of our report dated March 29, 2019, with respect to the consolidated financial statements of LiqTech International, Inc. included in its Annual Report (Form 10-K). We also consent to the reference of our firm under the caption “Experts” in this registration statement.

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, Utah

May 21, 2019